SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                       _______________________________

                                   FORM 8-K
                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): April 28, 1998


                     CHESAPEAKE UTILITIES CORPORATION
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




              Delaware          001-11590          51-0064146
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          (State of other      (Commission      (I.R.S. Employer
          jurisdiction of      File Number)    Identification No.)
          incorporation)

           909 Silver Lake Boulevard, Dover, Delaware   19904
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           (Address of principal executive offices)   (Zip Code)

                              (302) 734-6799
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           (Registrant's telephone number, including area code)

          ------------------------------------------------------
           (Former name, former address and former fiscal year,
                      if changed since last report.)


Item 5. Other Events

	Chesapeake Utilities Corporation ("Chesapeake") has agreed to purchase all of the outstanding shares of Xeron, Inc.
("Xeron"), a privately held natural gas liquids trading company headquartered in Houston, Texas. In the transaction, the Xeron shareholders will receive 475,000 shares of Chesapeake common stock for all the outstanding common stock of Xeron. After the purchase of Xeron's stock, the total number of Chesapeake outstanding shares will be approximately 5,064,000.

	The transaction, which is subject to regulatory and other required approvals and other conditions of closing, is expected to close by May 31, 1998. Attached herein as Exhibits I and II, respectively, are copies of the executed Agreement and Plan of Merger and the press release relating thereto.



                           SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


CHESAPEAKE UTILITIES CORPORATION



By: /s/ RALPH J. ADKINS
    -------------------
    Ralph J. Adkins
    Chairman of the Board and
    Chief Executive Officer


Dated: April 29, 1998